As filed with the Securities and Exchange Commission on July 11, 2018

Registration No. 333-226065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER  THE SECURITIES ACT OF 1933

AZURRX BIOPHARMA, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	46-4993860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York 11226 (646) 699-7855	Johan M. (Thijs) Spoor President and Chief Executive Officer AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York 11226 (646) 699-7855
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Johan M. (Thijs) Spoor
President and Chief Executive Officer
AzurRx BioPharma, Inc.
760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855

Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group,
a Professional Corporation
600 West Broadway, Suite 700
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

AzurRx BioPharma, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-226065) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.4*	Form of any unit agreement with respect to any unit issued hereunder
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm – Mazars USA LLP
24 **	Power of Attorney (located on signature page of Registration Statement on Form S-3, filed July 3, 2018)

*	To be filed, if necessary, by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed to be incorporated by reference to this registration statement.

**	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed on July 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, New York, on July 11, 2018.

AZURRX BIOPHARMA, INC.

By:	/s/ Johan M. (Thijs) Spoor
Johan M. (Thijs) Spoor
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ *	President, Chief Executive Officer and Director	July 11, 2018
Johan M. (Thijs) Spoor	(principal executive officer)

/s/ *	Chief Financial Officer and Director	July 11, 2018
Maged Shenouda	(principal financial and accounting officer)

/s/ *	Chairman of the Board of Directors	July 11, 2018
Edward J. Borkowski

/s/ *	Director	July 11, 2018
Alastair Riddell

/s/ *	Director	July 11, 2018
Charles Casamento

/s/ *	Director	July 11, 2018
Vern Lee Schramm

* By: /s/ Johan M. (Thijs) Spoor
Attorney-in-fact